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                                                                    Exhibit 99.9

                          CONSENT OF SCHRODER & CO. INC.



The Board of Directors
Harborside Healthcare Corporation
470 Atlantic Avenue
Boston, MA  02210


Members of the Board:

          We hereby consent to the inclusion of our opinion letter dated April 15, 1998 to the Board of Directors of Harborside Healthcare Corporation, a Delaware corporation ("Harborside"), as Annex III to the Proxy
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Statement/Prospectus (the "Proxy Statement/Prospectus"), which forms a part of
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the Registration Statement on Form S-4 (the "Registration Statement") of
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Harborside relating to the proposed merger of HH Acquisition Corp., a Delaware corporation, with and into Harborside and to the references to us and to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities
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Act"), or the rules and regulations of the Securities and Exchange Commission
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(the "Commission") thereunder, nor do we admit that we are experts with respect
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to any part of such Registration Statement within the meaning of the term
"experts" as used in the Securities Act or the rules and regulations of the Commission thereunder.


                                 /s/ Schroder & Co. Inc.

                                 SCHRODER & CO. INC.



July 16, 1998